Exhibit 10.13

SQUARE 1 FINANCIAL, INC.

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 26, 2012, is by and between Square 1 Financial, Inc. a Delaware corporation (the “Company”), and the entities identified on Exhibit A (referred to herein as “Purchaser” or “Purchasers”).

WITNESSETH:

WHEREAS, the Company proposes to conduct an offering of approximately 4,162,493 shares (the “Shares”) of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”) and Class B Non-Voting common stock, par value $0.01 per share, (the “Class B Common Stock” and collectively with the “Class A Common Stock” the “Common Stock”) by means of a private placement (the “Private Placement”);

WHEREAS, the Company has determined to first offer 2,998,856 of such Shares to the stockholders which are parties to the Stock Purchase Agreement, as amended, entered into in connection with the Company’s May 21, 2010 private placement offering (the “Participation Offering”) and, following the close of the Participation Offering, to offer 1,163,637 Shares to certain large stockholders of the Company and the Company’s directors and executive officers (“Additional Offering”), as set forth in the Term Sheet attached hereto as Annex I;

WHEREAS, the Company has determined that the Shares offered in the Participation Offering and the Additional Offering shall be offered at a price per share of $6.875; and

WHEREAS, each Purchaser has agreed, subject to the satisfaction of certain conditions to purchase from the Company at $6.875 per share (the “Purchase Price”) the number of Shares set forth on Exhibit A.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1	SALE AND PURCHASE OF SHARES

1.1 Sale and Purchase of Shares. Subject to the terms and conditions herein provided, the Company hereby agrees to sell to each Purchaser and each Purchaser, severally and not jointly, agrees to purchase from the Company, at the Closing provided for in Section 2 hereof, a number of shares of Class A Common Stock and Class B Common Stock as set forth on Exhibit A, determined in accordance with Section 2.2. Each Purchaser’s obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any person or entity for the performance or nonperformance by any other Purchaser hereunder. Each Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Shares.; however, no such review shall alter any representation or warranty given hereunder by the Company.

1.2 Registration Rights Agreement. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement,” and together with this Agreement and each other document or agreement executed in connection with the Transactions (as such term is defined in Section 4.1(k)) contemplated hereunder, the “Transaction Documents”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Shares under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”).

2	THE CLOSING.

2.1 Time and Place of the Closing. Subject to Section 3 hereof, payment of the Purchase Price for and delivery of the Shares (together, the “Closing”) shall be made at the offices of Kilpatrick Townsend & Stockton LLP, or at such other place or in such other manner as may be agreed upon by the Company and the Purchaser, on such date and time as the Purchaser and the Company shall mutually agree (such date and time of payment and delivery being herein called the “Closing Date”).

2.2 Delivery of and Payment for the Shares. At the Closing, the Company shall issue in certificated form to the Purchaser the Shares to be purchased by it, dated the Closing Date and bearing appropriate legends as hereinafter provided for, and registered on the books and records of the Company in the Purchaser’s name, against payment in full at the Closing of the aggregate Purchase Price therefore by wire transfer of immediately available funds for credit to such account as the Company shall direct. The shares of Class A Common Stock and Class B Common Stock acquired by Endicott Opportunity Partners III, L.P. (“Endicott”) at the Closing shall be allocated between Class A Common Stock and Class B Common Stock such that the aggregate number of shares of Class A Common Stock beneficially owned by Endicott, together with its affiliates (the “Endicott Funds”), at the Closing shall not exceed 9.9% of the Company’s total issued and outstanding Class A Common Stock after giving effect to the Closing.

3	CONDITIONS TO CLOSING

3.1 Conditions to the Purchaser’s Obligations. The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Company contained herein, and to the performance by the Company of its obligations hereunder and to each of the following additional terms and conditions:

(a) The Company shall have executed and delivered to the Purchaser, or caused to be executed and delivered to the Purchaser, a copy of each of this Agreement and the Registration Rights Agreement;

(b) The aggregate gross proceeds from the sale of the Shares of Common Stock in the Participation Offering, including the sale of the Shares pursuant to the terms hereof, shall not be less than $20.5 million.

(c) The Company shall have furnished to the Purchaser a certificate, dated the Closing Date, executed on behalf of the Company by each of the President and Chief Executive Officer and the Chief Financial Officer of the Company, stating that:

(i) The representations, warranties and agreements of the Company in Section 4.1 hereof are true and correct as of the Closing Date and the Company has complied with all its agreements contained herein;

(ii) Such officers have carefully examined the Financial Statements (as defined in Section 4.1(e) hereof) and, in their opinion, as of their respective dates (except to the extent superseded by statements in later-prepared documents comprising part of the Financial Statements), and as of the Closing Date, the Financial Statements do not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iii) From the date of the Financial Statements to the Closing Date, there shall not have been any event or series of events, change, occurrence or development or a state of circumstances or facts (including any events, changes, occurrences, developments, state of circumstances or facts existing prior to the date hereof but which become known during such period) that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect (as defined in Section 4.1(g) hereof).

(d) The Company shall have delivered a certificate of the Secretary of the Company, dated as of the Closing Date, (i) certifying the resolutions adopted by the Board of Directors of the Company or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the Registration Rights Agreement and the issuance of the Shares, (ii) certifying the current versions of the certificate of incorporation, as amended, and bylaws of the Company and (iii) certifying as to the signatures and authority of persons signing this Agreement and related documents on behalf of the Company;

(e) The Company shall have delivered a certificate evidencing the formation and good standing of each of the Company and Square 1 Bank in its respective jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within five (5) business days of the Closing Date;

(f) Any authorizations, consents, commitments, agreements, orders or approvals or confirmation of non-objection of, or declarations, notifications or filings with, or expirations of waiting periods imposed by, any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market, including the Board of Governors of the Federal Reserve (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”) and the North Carolina Commissioner of Banks (the “Commissioner”) (any such court, agency, authority, exchange or market, including the Federal Reserve, a “Governmental Authority”) required for the consummation of the Transactions by the Company, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders, and there shall be no judgment, injunction, order or decree prohibiting any of the Transactions contemplated hereby, and no action, suit or proceeding shall be pending or threatened before or by any court or Governmental Authority seeking to restrain or prohibit, or seeking damages in connection with, the Transactions contemplated hereby;

(g) Kilpatrick Townsend & Stockton LLP, counsel to the Company, shall have furnished to the Purchaser its written opinion, addressed to the Purchasers and dated the Closing Date, substantially as set forth in Exhibit C hereto;

(h) The Company shall have delivered to the Purchasers a schedule in the form of Schedule 3.1(h) attached hereto that identifies as of the time immediately after the Closing and assuming the sale of Shares as contemplated by this Agreement, the number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not then-presently convertible into or exercisable or exchangeable for shares of capital stock of the Company).

(i) The Corporation shall have filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Designation, Rights and Preferences for the Class B Common Stock in the form attached hereto as Exhibit D.

3.2 Conditions to the Company’s Obligations.

(a) The obligations of the Company hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of each Purchaser contained herein and to the performance by each Purchaser of its obligations hereunder.

(b) Each Purchaser shall have received any and all necessary approvals or non-objections from all Governmental Authorities necessary for the purchase by the Purchaser of the Shares pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

4	REPRESENTATIONS AND WARRANTIES

4.1 Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with the Purchasers that as of the date hereof and immediately prior to the Closing:

(a) The authorized capital stock of the Company consists of 45,000,000 shares of common stock, $0.01 par value and 10,000,000 shares of preferred stock, $0.01 par value. As of the date of this Agreement, 18,117,664 shares of Class A Common Stock are outstanding, 1,976,313 shares of Class B Common Stock, par value $0.01 per share are outstanding, and 5,000 shares of Series A Fixed Rate Cumulative Convertible Preferred Stock are outstanding.

(b) The Company and each Subsidiary (as defined below) have filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Federal Reserve, the Securities and Exchange Commission (the “SEC”), the FDIC, the Commissioner and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to have a Material Adverse Effect (as defined below). All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the Federal Reserve, the FDIC, the Commissioner and any other applicable foreign or state securities or banking authorities, as the case may be. For the purposes of this Agreement, the term “Subsidiary” shall mean any: (a) firm, Company, partnership, limited liability company, trust or other entity of which the Company owns (i) at least 10% of the outstanding voting capital stock (or other outstanding voting shares of beneficial interest), or (ii) at least a majority of the partnership, membership, joint venture or similar interests; (b) partnership in which the Company is a general partner; or (c) limited liability company in which the Company is the manager or the managing member.

(c) Since December 31, 2011, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to December 31, 2011 but which became known on or after December 31, 2011) that is not disclosed in the Financial Statements (as defined below) which, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect. There are no transactions, arrangements, or other relationships between the Company or any Subsidiary and an unconsolidated or other off balance sheet entity. Neither the Company nor any of its Subsidiaries is a party to any material transaction or material contract or arrangement with any stockholder of the Company holding at least 10% of the outstanding shares of Common Stock (determined on a fully diluted basis), director, officer or employee of the Company or any of its Subsidiaries (collectively, “Related Parties”) or any of the respective immediate family members or affiliates of Related Parties other than in the ordinary course of business.

(d) The Company and each Subsidiary have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, any governmental entities that are required in order to carry on their business as presently conducted and that are material to the business of the Company or such Subsidiary, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

(e) The Company has furnished to the Purchaser or otherwise made available a copy of the audited consolidated financial statements of the Company for its fiscal years ended December 31, 2010 and 2011, and each interim period subsequent to the end of its fiscal year ended December 31, 2011 through June 30, 2012 (attached hereto as Schedule 4.1(e)) (collectively, the “Financial Statements”). The Financial Statements do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Based in part upon the representations and warranties of the Purchasers contained herein, (i) the Company is not required by applicable law or regulation in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act, or any state securities laws and (ii) none of the Company, its Subsidiaries nor, to the Company’s knowledge, any of its affiliates or any person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (A) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Shares as contemplated hereby or (B) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(g) The Company and its Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization; (ii) are duly qualified to do business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the assets or properties of the Company and its Subsidiaries (taken as a whole), or which would not reasonably be expected to materially and adversely affect the Transactions as defined herein (individually or in the aggregate, a “Material Adverse Effect”); and (iii) have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are currently engaged.

(h) The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) as of the date of this Agreement has been set forth on Schedule 4.1(h). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws. None of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company, and no person has any preemptive or similar right to purchase any shares of capital stock of the Company. Except as set forth on Schedule 4.1(h), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, (ii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company; (iii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (iv) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (v) the Company has not exercised its right to defer payments of interest on the Fixed Rate Junior Subordinated Convertible Debt Securities due 2038 issued by Square 1 Financial Capital Trust 1 (the “Trust Subsidiary”) pursuant to Section 2.11 of the Indenture dated September 30, 2008 between the Company and Wilmington Trust Company, a Delaware banking Company, as trustee of the Trust Subsidiary.

(i) The Shares have been duly authorized and, when issued and delivered by the Company against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, and, other than the preemptive rights provided in the First Amendment to the Stock Purchase Agreement by and between the Company and the Purchasers dated May 6, 2010 (the “Purchaser Preemptive Rights”), there are no preemptive rights relating to the issuance of the Shares.

(j) Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(k) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares in the manner contemplated hereby, the consummation of the transactions contemplated herein and the completion of the Private Placement (collectively, the “Transactions”), will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or their property is bound, where such conflict, violation or default might reasonably be expected to have a Material Adverse Effect, or (B) any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its Subsidiaries or any of their property, where such conflict, violation or default might reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Company, except such as may be required under state securities laws or Regulation D under the Securities Act.

(l) The Financial Statements (including the related notes) present fairly, in all material respects, the financial condition and results of operations of the Company and Square 1 Bank, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(m) There is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, all pending legal, arbitral or governmental proceedings or investigations to which the Company or any of its Subsidiaries is a party or have been threatened, or of which any of their assets or properties is the subject which are not described in the Financial Statements, including ordinary routine litigation incidental to the business of the Company or any of its Subsidiaries, is, considered in the aggregate, not material to the Company or any of its Subsidiaries.

(n) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect or, to the best knowledge of the Company, threatened.

(o) Neither the Company nor any Subsidiary has engaged in conduct that it knew to be a violation of any applicable law or contractual obligation relating to the recruitment, hiring, extension of offers of employment, retention or solicitation of any current employee of the Company or any Subsidiary. To the knowledge of the Company, no executive officer is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters.

(p) Except as set forth on Schedule 4.1(p), no broker’s, finder’s, investment banker’s or similar fee or commission has been paid or will be payable by the Company with respect to, or for any services rendered to the Company ancillary to, the offer, issue and sale of the Shares contemplated by this Agreement.

(q) The Company does not own or control, directly or indirectly, any Subsidiary other than Square 1 Bank, Square 1 Ventures, LLC and the Trust Subsidiary. The Company does not engage in any business or activity other than investing its assets and owning or controlling Square 1 Bank, Square 1 Ventures LLC and the Trust Subsidiary. Except for short-term debt securities and shares issued to the Company by the Trust Subsidiary and as set forth in Schedule 4.1(q), the Company does not own any shares of stock or any other equity or debt securities of any Company or other entity or have any equity interest in any firm, partnership, limited liability company, joint venture, association or other entity except as set forth in the Financial Statements.

(r) Except for such agreements that have expired or terminated in accordance with their terms prior to the date hereof, each material agreement to which the Company and its Subsidiaries is a party, is in full force and effect and is binding on the Company and/or its Subsidiaries, as applicable, and, to the knowledge of the Company, is binding upon such other parties, in each case in accordance with its terms, and neither the Company, any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto, is in breach of or default under any such agreement, which breach or default would reasonably be expected to have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, has received any written notice regarding the termination of any such agreements.

(s) Each of the Company and its Subsidiaries has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all taxes shown as due thereon, and any related material assessments, fines or penalties. Each of the Company and its Subsidiaries has made reasonably adequate charges, accruals and reserves in the applicable Financial Statements in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Company and its Subsidiaries has not been finally determined. The Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it or any of its Subsidiaries.

(t) The Company and its Subsidiaries are in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, all applicable local, state and federal environmental laws and the applicable federal and state banking laws, rules and regulations, (the “Applicable Laws”). Neither the Company nor any of its Subsidiaries has received any notice of purported or actual non-compliance with Applicable Laws. Neither the Company nor any of its Subsidiaries has received any communication from any Governmental Authority (i) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (ii) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(u) The operations of the Company and its Subsidiaries are and have been conducted, in all material respects, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(v) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(w) Each of the Company and its Subsidiaries has good and marketable title to all properties and assets reflected as owned by it in the Financial Statements and that it otherwise purports to own, and such properties and assets are not subject to any lien, mortgage, pledge, or security interest except (i) those, if any, securing debt reflected in the Financial Statements, or (ii) those which are not material in amount or do not adversely affect the use made and intended to be made of such property by the Company or its Subsidiaries. Each of the Company and its Subsidiaries holds its leased properties under valid and binding leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Financial Statements, each of the Company and its Subsidiaries owns or leases all such properties as are necessary to its operations as now conducted.

(x) Each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as the Company reasonably believes are customary in the Company’s and its Subsidiaries’ industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect and no written notice of cancellation has been received.

(y) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated in this Agreement will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Square 1 Bank is a commercial bank duly organized, validly existing and in good standing with the Commissioner. Square 1 Bank has at least a “satisfactory” rating under the U.S. Community Reinvestment Act. Square 1 Bank is a member in good standing of the Federal Home Loan Bank of Atlanta. Square 1 Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due. Square 1 Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(aa) Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action (including any order to pay civil money penalties) issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2011, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its operations or business or that in any material manner relates to its capital adequacy, maintenance of specific capital levels, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2011 by any Governmental Authority that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(bb) The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(cc) As of the Closing Date, except for normal periodic examinations conducted or being conducted by a federal or state bank regulatory authority having jurisdiction over the Company or any of its Subsidiaries (a “Bank Regulator”), since December 31, 2011, no Bank Regulator has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries. The Company and its Subsidiaries have addressed in all material respects any matters requiring Board attention set forth in writing by any Bank Regulator with respect to any such normal periodic examination.

(dd) At the Closing Date, taking into account the proceeds of the capital raise contemplated as part of this Transaction, the Company, on a consolidated basis, and the Company’s bank Subsidiary will each have a leverage ratio of not less than 8.0% and a total risk-based capital ratio of not less than 12.0%.

(ee) As of the date hereof and as of the Closing Date, the Company’s management has concluded that the loan loss reserves of the Company’s bank Subsidiary are adequate.

(ff) The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(gg) The Company represents and warrants that the Company has not entered into any side letter or letter agreement or any similar agreement with any of the parties to this Agreement (a “Side Letter”) that has the effect of establishing rights or otherwise benefiting any party to this Agreement in a manner more favorable in any material respect to such party than the rights and benefits established in favor of the other Purchasers under this Agreement.

4.2 Representations and Warranties and Agreements of the Purchaser. Each Purchaser represents and warrants to, and agrees with, the Company that, as of the date hereof and immediately prior to the Closing:

(a) The Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor’s rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(b) The Purchaser is duly organized, validly existing and in good standing in the jurisdiction of its incorporation and has all the requisite power and authority to purchase the Shares, as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.

(c) The Purchaser is purchasing the Shares for the Purchaser’s own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has not been organized solely for the purpose of acquiring the Shares.

(d) The Purchaser is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act and understands and agrees that the offer and sale of the Shares to the Purchaser pursuant to this Agreement have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements of the Securities Act based on the accuracy of the Purchaser’s representations in this Section 4.2.

(e) In the normal course of the Purchaser’s business or affairs, the Purchaser invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. The Purchaser has received and has carefully reviewed the Financial Statements. The Purchaser has had access to such financial and other information concerning the Company and Square 1 Bank as Purchaser deemed necessary or desirable in making a decision to purchase the Shares, including an opportunity to ask questions and receive answers from officers of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to the Purchaser or to which the Purchaser had access.

(f) The Purchaser is not relying on the Company or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with its own advisors, other than those advisors of the undersigned affiliated with the Company or any of its affiliates.

(g) The Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. The Purchaser understands that the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 of the Securities Act, and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, the Purchaser acknowledges that the Shares purchased hereunder will bear a legend to the effect set forth below, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, the Purchaser shall not transfer the Shares without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE

SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

The restrictive legend set forth in this Section 4.2(g) shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares are registered for resale under the Securities Act, (ii) such Shares are sold or transferred pursuant to Rule 144, or (iii) such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the effective date of the first Registration Statement covering the resale of some or all of the Shares (the “Effective Date”) or (ii) Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to the Shares and without volume or manner-of-sale restrictions, the Company shall cause counsel to the Company to issue to the Company’s transfer agent a legal opinion to the effect that no subsequent transfer of such Shares shall require registration under the Securities Act. Any fees (with respect to said transfer agent, counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following such time as a restrictive legend is no longer required for certain Shares, the Company will no later than 3 trading days following the delivery by the Purchaser to the Company or said transfer agent (with notice to the Company) of a legended certificate representing such Shares and an opinion of counsel to the extent required by this Section 4.2(g) deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from all restrictive legends. Unless otherwise required by applicable law, the Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.2(g). Certificates for Shares free from all restrictive legends may be transmitted by the said transfer agent to the Purchaser by crediting the account of the Purchaser’s custodian or prime broker with DTC as directed by the Purchaser.

5	ADDITIONAL AGREEMENTS

5.1 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to the Purchasers promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

5.2 Regulatory Matters. Each of the Company and each Purchaser agrees to use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders, approvals and/or non-objections of all Governmental Authorities necessary for the Purchaser to purchase the Shares on the Closing Date on terms consistent with the terms set forth in this Agreement.

5.3 Confidentiality.

(a) For so long as a Purchaser owns any Shares, the Purchaser agrees and agrees to cause its Representatives (as defined in Section 5.3(c) below) (to the extent such Representatives are provided any such Confidential Information (as defined in Section 5.3(b) below) by the Company or the Purchaser), to keep confidential any Confidential Information. In the event the Purchaser pursuant to this Agreement or anyone to whom it transmits Confidential Information is requested or required by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demand or similar process to disclose any such information, the Purchaser shall (i) provide the Company with prompt notice so that the Company may seek a protective order or other appropriate remedy and/or waive the Purchaser’s compliance with the provisions of this section, (ii) furnish only that portion of such information that the Purchaser is advised by counsel is responsive to the request or legally required and (iii) at the Company’s expense and direction, exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, the Purchaser may disclose any such information if required by judicial or administrative process or by other requirements of law, national stock exchange or self-regulatory organization.

(b) For the purpose of this Agreement, “Confidential Information” means information obtained from the Company, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by the Purchaser or its Representatives, (ii) in the public domain other than by breach of this Agreement by the Purchaser or its Representatives or (iii) later acquired by the Purchaser from sources other than the Company or Square 1 Bank not known by the Purchaser or its Representatives, as applicable, to be bound by any confidentiality obligation to the Company or Square 1 Bank with respect to such information.

(c) For purposes of this Agreement, “Representative” shall mean, with respect to any person, any of such person’s officers, directors, employees, agents, attorneys, accountants, consultants, equity financing partners, general partners, managers, investment managers, or financial advisors or other person associated with, or acting for or on behalf of, such person.

5.4 Subsequent Sales of Common Stock. Other than the approval of the holder of the outstanding shares of Class B Common Stock to increase the number of authorized shares of Class B Common Stock, the Company shall not take any action or omit to take any action which would cause the Transactions or any portion thereof to require a vote of the Company’s stockholders.

5.5 No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers, either individually or in connection with the Shares sold in the Private Placement, will not trigger a “change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

5.6 No Additional Issuances. Between the date of this Agreement and the Closing Date, except for the issuance of shares of Common Stock issuable as of the date hereof as set forth in Schedule 4.1(h) and the issuance of the Shares contemplated by this Agreement, the Company shall not issue any additional shares of Common Stock or other securities which provide the holder thereof the right to convert such securities into shares of Common Stock.

5.7 Governance Matters.

(a) On or after the Closing Date and so long as the Endicott Funds beneficially own shares of Common Stock equal in the aggregate to at least 4.9% of the outstanding shares of Common Stock (as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), upon Endicott’s written request the Company will cause one person nominated by Endicott and mutually agreeable to the Company and Endicott to be elected or appointed to the Board of Directors (the “Board Representative”), subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Company’s Board of Directors or the appropriate committee thereof. After such appointment for election, so long as the Endicott Funds beneficially own shares of Common Stock equal in the aggregate to at least 4.9% of the outstanding shares of Common Stock (as adjusted from time to time for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization), the Company will be required to recommend to its stockholders the election of the Board Representative at the Company’s annual meeting at which such Board Representative’s term expires, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Company’s Board of Directors or the appropriate committee thereof, to the Board of Directors. If the Endicott Funds no longer hold in the aggregate the minimum number of shares of Common Stock specified in the prior sentence, Endicott will have no further rights under Sections 5.7 (a) through 5.7 (c) and, at the written request of the Company’s Board of Directors, shall use all reasonable best efforts to cause the Board Representative to resign from the Board of Directors as promptly as possible thereafter.

(b) The Board Representative (including any successor nominee mutually agreeable to the Company and Endicott) duly selected in accordance with Section 5.7 (a) shall, subject to applicable law, be the Company’s and the Board of Directors’ nominee to serve on the Board of Directors of the Company. The Company shall use all reasonable best efforts to have the Board Representative elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to continued compliance with the ownership requirements of Section 5.7 (a), Endicott shall have the power to designate the Board Representative’s replacement (who shall be mutually agreeable to the Company and Endicott) upon the death, resignation, retirement, disqualification or removal from office of such director, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Board of Directors or the appropriate committee thereof (such approval not to be unreasonably withheld or delayed). The Board of Directors will promptly take all action reasonably required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Board of Directors’ nominee to serve on the Board of Directors, using best efforts to have such person elected as director of the Company, and soliciting proxies for such person, to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and each Board Representative shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committees thereof, to the same extent as the other members of the Board of Directors. The Company shall notify each Board Representative of all regular and special meetings of the Board of Directors and shall notify each Board Representative of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member in accordance with the Company’s Bylaws as then in effect. The Company shall provide each Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board of Directors concurrently as such materials are provided to the other members.

(e) The Board Representative shall have the right to attend regular and special meetings of the board of directors of Square 1 Bank; however, such Board Representative shall have no right to vote and shall not attend sessions of the Board during which there is being discussed (i) matters involving this Agreement, (ii) information or material that Square 1 Bank is required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of Square 1 Bank, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to Square 1 Bank, the presence of such designee would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

(f) In order to facilitate the continuing interaction of Endicott with the Company, and in order to keep Endicott fully advised of all ongoing activities of the Company and Square 1 Bank, subject to the limitations in this Section, the Company agrees to allow Robert I. Usdan and/or Steven Didion to attend as an invited guest and fully monitor all called meetings of the board of directors of the Company and Square 1 Bank . The Company and Square 1 Bank shall promptly give Endicott prior notice by telephone of all called meetings. Any such representative shall only be permitted to observe at the meetings, and shall have no right to vote and may be excluded from sessions of the boards of directors during which there is being discussed (i) matters involving this Agreement, (ii) information or material that the

Company or Square 1 Bank are required or obligated to maintain as confidential under applicable laws or regulations or policies or procedures of the Company or Square 1 Bank, or (iii) pending or threatened litigation or investigations if, in the opinion of counsel to the Company or Square 1 Bank, the presence of such designee would or might adversely affect the confidential nature of or any privilege relating to the matters being discussed.

(g) Endicott and the Company acknowledge that this Section 5.7 supersedes and replaces Section 5.11 of the Stock Purchase Agreement, dated April 28, 2010 and as amended, between the Company and Endicott.

5.8 Waiver of Preemptive/Pro Rata Participation Rights

All preemptive rights and pro rata participation rights granted to the Purchasers under Section 5.14(a) of the Stock Purchase Agreement in connection with the May 21, 2010 private placement offering of Company capital stock are hereby waived by each Purchaser insofar as they relate to the issuance and the sale of the Class A Common Stock and Class B Common Stock in the Participation Offering and the issuance and the sale of the Class A Common Stock in the Additional Offering.

5.9 Indemnification of Purchasers. The Company shall indemnify and hold the Purchasers harmless from and against all claims in respect of all fees paid to Sandler O’Neill in connection with this Agreement and the Private Placement.

6	TERMINATION

6.1 Procedure for Termination.

This Agreement may be terminated with respect to a Purchaser, and the Transactions contemplated hereby abandoned with respect to such Purchaser, at any time prior to the Closing Date without liability, including for damages and out-of-pocket expenses:

(a) by the mutual written consent of the Purchaser and the Company;

(b) by either the Purchaser or the Company if either (i) any approval, consent or waiver of a Governmental Authority required to permit consummation of the Transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Authority of competent jurisdiction shall have issued an order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

(c) by either the Purchaser or the Company if the Closing has not occurred on or before September 30, 2012.

7	MISCELLANEOUS

7.1 Survival of Representations and Warranties. All statements contained in any officers’ certificates delivered by or on behalf of the Company or Square 1 Bank pursuant to this Agreement or in connection with the Transactions will be deemed representations or warranties of the Company under this Agreement. All representations and warranties contained in this

Agreement made by or on behalf of the Company or the Purchaser will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Company or the Purchaser, and the sale and purchase of the Shares under this Agreement, and shall expire on the 12th month anniversary of the Closing Date.

7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by or against the respective successors and assigns of the parties hereto. This Agreement may not be assigned by the Company or any Purchaser without the prior written consent of the other party hereto; provided that a Purchaser may assign the Agreement to any of its affiliates who execute an instrument in writing agreeing to be bound by the terms of this Agreement, which assignment shall not relieve the Purchaser of its obligations hereunder.

7.3 Indemnification.

(a) In consideration of the Purchaser’s execution and delivery of this Agreement and acquiring the Shares thereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Shares and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the Transactions) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Shares. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b) Promptly after receipt by an Indemnitee under this Section 7.3 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 7.3, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the

Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 7.3, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(c) The indemnification required by this Section 7.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

7.4 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.5 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser hereunder or the Purchaser enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.6 Corporate Opportunities. Each of the parties hereto acknowledges that the Purchaser and its affiliates and related investment funds may review the business plans and related proprietary information of any enterprise, including enterprises which may have products or services which compete directly or indirectly with those of the Company and its subsidiaries, and may trade in the securities of such enterprise. Neither Purchaser nor any of its affiliates or related investment funds shall be precluded or in any way restricted from investing or participating in any particular enterprise, or trading in the securities thereof whether or not such enterprise has products or services that compete with those of the Company and its subsidiaries. The parties expressly acknowledge and agree that: (a) Purchaser or its affiliates have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company and its Subsidiaries; and (b) in the event that Purchaser or its affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its subsidiaries, Purchaser or its affiliates shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its subsidiaries or any other Purchasers or shareholders of the Company for breach of any duty (contractual or otherwise) by reason of the fact that Purchaser, any affiliate thereof or related investment fund thereof, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Company or its subsidiaries. Notwithstanding the foregoing, a Board Representative of Purchaser shall be subject to, and comply with, the Company’s Code of Ethics for Directors, including the provisions therein relating to conflicts of interest; provided, however, that if a Board Representative acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company or any of its Subsidiaries, such opportunity shall belong to the Company unless such corporate opportunity is, in the first instance, expressly offered to such person solely in his or her capacity with a Purchaser or its affiliates, in which case such corporate opportunity shall belong to such Purchaser and its affiliates.

7.7 Reservation of Class A Common Stock. The Company shall reserve, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Class A Common Stock to which Purchaser’s shares of Class B Common Stock are convertible.

7.8. Notices. All written communications provided for herein are required to be sent by U.S. Certified Mail or recognized overnight delivery service (with charges prepaid) as follows:

(i) if to a Purchaser:

To the address set forth on Exhibit A next to such Purchaser’s name and (ii) if to the Company, addressed to it at:

Square 1 Financial Inc.

406 Blackwell Street, Suite 240

Durham, North Carolina 27701

Attention: Beth Reeves, Corporate Secretary

or at such other address as the Company may have specified to the Purchaser in writing. All such notices shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a business day in the place of receipt. Otherwise, any such notice shall be deemed to have been received on the next succeeding business day in the place of receipt.

7.9. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.10. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

7.11. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

7.12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

7.13. Expenses. Each of the Company and the Purchasers shall be solely responsible for any expenses or costs that such party may have incurred in connection with this Agreement and the Transactions.

7.14. Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

7.15. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, including the Registration Rights Agreement, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters; provided, however, that the Stock Purchase Agreement, as amended, and Tag Along Rights Agreement, each entered into by and between each Purchaser and the Company in connection with the Company’s May 21, 2010 private placement offering, shall not be and is not superceded by this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by each of the parties hereto. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the Transactions except as set forth herein and the Registration Rights Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, the Purchaser has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

7.16. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person other than Indemnities.

[SIGNATURE PAGE FOLLOWS]

If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SQUARE 1 FINANCIAL, INC.

By:	/s/ Douglas H. Bowers
	Name:	Douglas Bowers
	Title:	President and Chief Executive Officer

By:	/s/ John Pietrzak
	Name:	John Pietrzak
	Title:	Principal

Castle Creek Capital Partners IV, L.P.

If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SQUARE 1 FINANCIAL, INC.

By:	/s/ Douglas H. Bowers
	Name:	Douglas Bowers
	Title:	President and Chief Executive Officer

By:	/s/ Robert I. Usdan
	Name:	Robert I. Usdan
	Title:	Managing Member – W.R. Endicott III, L.L.C. – General Partner of Endicott Opportunity Partners, III, L.P.

If the foregoing correctly sets forth the agreement between the Company and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

SQUARE 1 FINANCIAL, INC.

By:	/s/ Douglas H. Bowers
	Name:	Douglas Bowers
	Title:	President and Chief Executive Officer

By:	/s/ James J. Lynch
	Name:	James J. Lynch
	Title:	Managing Partner

Patriot Financial Partners, L.P. Patriot Financial Partners Parallel, L.P.